ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

CORNERSTONE STRATEGIC VALUE FUND, INC.

Cornerstone Strategic Value Fund, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST.

A.	Article FOURTH of the charter of the Corporation, which sets forth the authorized shares of capital stock of the Corporation, is to be amended. Immediately prior to the amendment, the total number of shares of stock which the Corporation has authority to issue is 400,000,000 shares of common stock, par value $.001 per share, and immediately after the amendment has been filed, the total number of shares of stock which the Corporation has authority to issue is 800,000,000 shares of common stock, par value $.001 per share.

B.	Article FOURTH is hereby amended in its entirety to read as follows:

The total number of shares of capital stock that the Corporation shall have authority to issue is Eight Hundred Million (800,000,000) shares of common stock par value one tenth of one cent ($0.001) per share, all of which shall be of a single class, such shares having an aggregate par value of Eight Hundred Thousand dollars ($800,000).”

SECOND. The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2–105(a)(13) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

THIRD. The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary this 6th day of May, 2024.

By:	/s/ Ralph W. Bradshaw	By:	/s/ Hoyt Peters

Ralph W. Bradshaw	Hoyt Peters
President	Secretary

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